EXHIBIT 10.2
SALES COMPENSATION PLAN
SALES COMPENSATION PLAN FOR VICE PRESIDENT OF WORLDWIDE SALES
FOR FISCAL YEAR 2007
     The current Vice President of Worldwide Sales (the “VP of Worldwide Sales”) of Silicon Image, Inc. (the “Company”) will receive a cash payment based on the percentage of achievement of the quota goal for the fiscal year ending December 31, 2007, as set forth in the table below.

Percent
Achievement of	Amount of Cash	Percent of Incentive
Planned Revenue	Incentive Payment	Target Amount
70%	$98,000	70.00%
75%	$105,000	75.00%
80%	$112,000	80.00%
85%	$119,000	85.00%
90%	$126,000	90.00%
95%	$133,000	95.00%
100%	$140,000	100.00%
105%	$176,250	125.89%
110%	$234,250	167.32%
115%	$306,750	219.11%
120%	$379,250	270.89%
125%	$451,750	322.68%
130%	$524,250	374.46%
135%	$596,750	426.25%
140%	$669,250	478.04%
145%	$741,750	529.82%
150%	$814,250	581.61%
No amounts are payable if the VP of Worldwide Sales achieves less than seventy percent (70%) of his quota goal. A cash incentive payment in the amount of $98,000 is payable to the VP of Worldwide Sales upon achievement of seventy percent (70%) of his quota goal. An incremental cash incentive payment is payable to the VP of Worldwide Sales in the amount of $1,400 for each incremental percentage point of his quota goal achieved between seventy one percent (71%) and one hundred percent (100%). Thereafter, an incremental cash incentive payment is payable in the amount of $7,250 for each incremental percentage point of his quota goal achieved between one hundred one percent (101%) and one hundred seven percent (107%). An incremental cash incentive payment is payable in the amount of $14,500 for each incremental percentage point of his quota goal achieved over one hundred seven percent (107%). The amount of cash incentive payment payable under this Plan is not capped. Actual amounts between the percentage point shown in the table above will be calculated on pro-rata basis.
For 2007 only, the company is guaranteeing minimum cash payments to the VP of Worldwide Sales for the second quarter (three month period ending June 30) and third quarter (three month period ending September 30) assuming achievement of one hundred percent (100%) of the quota goals for such periods; provided, however, that the cash payment for the second quarter will be prorated beginning April 23, 2007 (the date that the VP of Worldwide Sales assumed the position) thru the end of the second quarter. The fourth quarter (period ending December 31) will be paid based on actual results.